Exhibit 99.1

NEWS RELEASE
Contact: Alliance Data Julie Prozeller – Analysts/Investors FTI Consulting 212-850-5721 alliancedata@fticonsulting.com Shelley Whiddon – Media 214-494-3811 shelley.whiddon@alliancedata.com	Orchard Brands Bridget Diorio 978-998-3807 bdiorio@orchardbrands.com

ALLIANCE DATA ANNOUNCES LONG-TERM RENEWAL AND EXPANSION AGREEMENT WITH ORCHARD BRANDS

Alliance Data Selected to Continue Providing Private Label Credit Card Services to Four of Orchard Brands’ Multichannel Businesses; Expands Relationship by Adding Nine New Brands to Partnership Agreement

DALLAS – June 18, 2013 – Alliance Data Systems Corporation (NYSE: ADS), a leading provider of loyalty and marketing solutions derived from transaction-rich data, today announced its Retail Services business has signed a long-term renewal and expansion agreement to continue providing private label credit card services for Orchard Brands, a leading multichannel retailer of apparel and home products, focused on serving the rapidly growing market segment of women and men above the age of 50. The renewal agreement encompasses four brands currently included in Alliance Data’s relationship with Orchard Brands – Blair, Haband, Old Pueblo Traders, and Bedford Fair. In addition, Alliance Data will launch startup private label credit card programs for nine of Orchard Brands’ other brands, including Appleseed’s, The Tog Shop, Draper’s & Damon’s, Sahalie, Gold Violin, WinterSilks, Norm Thompson Outfitters, LinenSource, and Solutions. Headquartered in Beverly, Mass., Orchard Brands posted 2012 revenues of approximately $1 billion.

For each brand, Alliance Data will create and implement a marketing-driven private label credit and loyalty program designed to recognize and reward cardholders with points based on spending. In addition, the program—named ‘VIP’ across all brands (i.e. Blair VIP, Haband VIP, Appleseeds VIP, etc.) —will feature cross-shopping functionality to enable cardholders to use their rewards credit cards to shop with all of the other participating brands in the Orchard Brands family. In addition, cardholders will experience one convenient checkout with any of the thirteen credit cards from its multi-brand website.  Alliance Data will conduct a staged rollout of the program, with all brands scheduled to be live with the program by September.

“Our partnership with Alliance Data has become an integral component of our customer engagement strategy, and we are excited to add these new brands to our VIP rewards-based credit program,” said Marc Sieger, Co-President and Chief Operating Officer for Orchard Brands. “These marketing-driven credit and loyalty solutions serve as an extension of each of our brands, adding value for the cardholder while also creating additional touch points with each of our brands. We’re confident we will realize continued success with the expansion of these programs.”

“We’re incredibly pleased to renew our relationship with Orchard Brands, while expanding our partnership at the same time,” said Melisa Miller, president of Alliance Data Retail Services. “Adding these nine new brands underscores our continued successes with Orchard Brands. Alliance Data understands the 50-plus demographic—how these customers prefer to engage with a brand, and their varied communications preferences. We’re excited to have the opportunity to measurably increase sales and purchase frequency for Orchard Brands, and to expand and extend our long-term, valued partnership.”

About Orchard Brands
“Orchard Brands” is a leading, multi-channel marketer of apparel and home products focused on serving the needs of Boomers and Seniors -- the rapidly growing market segment of women and men above the age of fifty. Through its 15 brands the Company provides quality products to consumers through the catalog, Internet and retail channels, with a relentless focus on delivering superior service.

About Alliance Data Retail Services
Alliance Data Retail Services is one of the nation’s leading providers of branded credit card programs, with over 100 marketing-driven private label, co-brand and commercial programs in partnership with many of North America’s best-known brands. The business delivers upon its Know More. Sell More.® commitment by leveraging customer insight to drive sales for its client partners. Leveraging deep-rooted retail industry expertise, transaction-based customer data, and advanced analytics, Alliance Data Retail Services creates turnkey, multichannel credit programs designed to help its clients develop stronger, more profitable customer relationships. Alliance Data Retail Services is part of the Alliance Data family of companies. To learn more about Alliance Data Retail Services visit www.alliancedata.com.

About Alliance Data
Alliance Data® (NYSE: ADS) and its combined businesses is North America’s largest and most comprehensive provider of transaction-based, data-driven marketing and loyalty solutions serving large, consumer-based industries. The Company creates and deploys customized solutions, enhancing the critical customer marketing experience; the result is measurably changing consumer behavior while driving business growth and profitability for some of today’s most recognizable brands. Alliance Data helps its clients create and increase customer loyalty through solutions that engage millions of customers each day across multiple touch points using traditional, digital, mobile and other emerging technologies. Headquartered in Dallas, Alliance Data and its three businesses employ approximately 11,000 associates at more than 70 locations worldwide.

Alliance Data consists of three businesses: Alliance Data Retail Services, a leading provider of marketing-driven credit solutions; Epsilon®, a leading provider of multichannel, data-driven technologies and marketing services; and LoyaltyOne®, which owns and operates the AIR MILES® Reward Program, Canada’s premier coalition loyalty program. For more information about the company, visit our web site, www.alliancedata.com, or follow us on Twitter via @AllianceData.

Alliance Data’s Safe Harbor Statement/Forward Looking Statements
This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as "anticipate," "believe," "continue, " "could," "estimate," "expect," "intend, " "may, " "predict," "project," "would," and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management's beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed in our filings with the Securities and Exchange Commission.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this presentation reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise, except as required by law.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this presentation regarding Alliance Data Systems Corporation's business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's Annual Report on Form 10-K for the most recently ended fiscal year. Risk factors may be updated in Item 1A in each of the Company's Quarterly Reports on Form 10-Q for each quarterly period subsequent to the Company's most recent Form 10-K.

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